Morgan Stanley Global Strategist
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Omnicom Group Inc. 4.450% due 8/15/2020
Purchase/Trade Date:	8/2/2010
Offering Price of Shares: $99.654
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $245,000
Percentage of Offering Purchased by Fund: 0.025%
Percentage of Funds Total Assets: 0.14%
Brokers: JPMorgan, BofA Merrill Lynch, Citi, Deutsche Bank,
HSBC, Morgan Stanley
Purchased from: JPMorgan

Securities Purchased:	Direct TV Holdings LLC 4.600% due 2/15/2021
Purchase/Trade Date:	8/10/2010
Offering Price of Shares: $99.934
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $160,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Funds Total Assets: 0.09%
Brokers: Citi, JPMorgan, Credit Suisse, Goldman Sachs,
Morgan Stanley, Mitsubishi UFJ
Purchased from: JPMorgan

Securities Purchased:	Royal Bank of Scotland PLC 5.625% due 8/24/2020
Purchase/Trade Date:	8/17/2010
Offering Price of Shares: $99.947
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $190,000
Percentage of Offering Purchased by Fund:  0.013%
Percentage of Funds Total Assets: 0.11%
Brokers: RBS Securities Inc., BNY Mellon Capital Markets, LLC,
CIBC World Markets Corp, Citigroup Global Markets Inc.
Purchased from: Greenwich Capital

Securities Purchased:	Aetna Inc. 3.950% due 9/1/2020
Purchase/Trade Date:	8/24/2010
Offering Price of Shares: $98.859
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $335,000
Percentage of Offering Purchased by Fund: 0.045%
Percentage of Funds Total Assets: 0.19%
Brokers: Barclays Capital, RBS, UBS Investment Bank, BofA Merrill Lynch, Citi, Credit Suisse, Goldman, Sachs & Co., JP Morgan, Morgan Stanley,
US Bancorp, Wells Fargo Securities, BNY Mellon Capital Markets LLC, Fifth Third Securities, Inc., Mitsubishi UFJ Securities,
PNC Capital Markets LLC, SunTrust Robinson Hmphrey
Purchased from: UBS Securities LLC


Securities Purchased:	Home Depot Inc. 5.400% due 9/15/2040
Purchase/Trade Date:	9/7/2010
Offering Price of Shares: $99.704
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:  0.035
Percentage of Funds Total Assets: 0.10%
Brokers: BofA Merrill Lynch, JPMorgan, Morgan Stanley, Goldman Sachs & Co., Wells Fargo Securities, Barclays Capital, BNY Mellon Capital Markets LLC, Credit Suisse, Deutsche Bank Securities, Fifth Third Securities Inc.,
RBC Capital Markets, RBS, Sun Trust Robinson Humphrey, TD Securities,
US Bancorp, The William Capital Group, L.P., Citi
Purchased from: Banc of America

Securities Purchased:	Weatherford International Ltd. 5.125% due 9/15/2020
Purchase/Trade Date:	9/16/2010
Offering Price of Shares: $99.862
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund:  0.044%
Percentage of Funds Total Assets: 0.21%
Brokers: Deutsche Bank Securities, Morgan Stanley, UBS Investment Bank, JPMorgan, Credit Agricole CIB, RBS, Wells Fargo Securities
Purchased from: Deutsche Bank Securities

Securities Purchased:	NBC Universal Inc. 4.375% due 4/1/2021
Purchase/Trade Date:	9/27/2010
Offering Price of Shares: $99.975
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.011%
Percentage of Funds Total Assets: 0.13%
Brokers: Goldman Sachs, BofA Merrill Lynch, JPMorgan, Morgan Stanley, Citi Purchased from: JPMorgan

Securities Purchased:	Celgene Corp. Note 3.950% due 10/15/2020
Purchase/Trade Date:	10/4/2010
Offering Price of Shares: $99.745
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $304,000
Percentage of Offering Purchased by Fund:  0.061%
Percentage of Funds Total Assets: 0.17%
Brokers: Citi, JP Morgan, Morgan Stanley
Purchased from: JP Morgan







Securities Purchased:	Georgia-Pacific LLC 5.400% due 11/1/2020
Purchase/Trade Date:	10/27/2010
Offering Price of Shares: $99.413
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $190,000
Percentage of Offering Purchased by Fund: 0.015%
Percentage of Funds Total Assets: 0.11%
Brokers: Deutsche Bank Securities, JPMorgan, BofA Merrill Lynch,
Credit Suisse, RBS, Mitsubishi UFJ Securities
Purchased from: JPMorgan

Securities Purchased:	Arrow Electronics 5.125% due 3/1/2021
Purchase/Trade Date:	10/29/2010
Offering Price of Shares: $99.674
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $130,000
Percentage of Offering Purchased by Fund: 0.052%
Percentage of Funds Total Assets: 0.07%
Brokers: BofA Merrill Lynch, JPMorgan, Morgan Stanley, Credit Suisse, Wells Fargo Securities, HSBC, Santander, Scotia Capital,
Standard Chartered Bank
Purchased from:  Banc of America


Securities Purchased:	American International Group 6.40% due 12/15/2020
Purchase/Trade Date:	11/30/2010
Offering Price of Shares: $99.741
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $160,000
Percentage of Offering Purchased by Fund: 0.011%
Percentage of Funds Total Assets: 0.09%
Brokers: BofA Merrill Lynch, Barclays Capital, Citi, Morgan Stanley Purchased from: Banc of America

Securities Purchased:	Merck & Co. Inc.
Purchase/Trade Date:	12/7/2010
Offering Price of Shares: $99.698
Total Amount of Offering: $1,150,000,000
Amount Purchased by Fund: $455,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Funds Total Assets: 0.26%
Brokers: BofA Merrill Lynch, Citi, JPMorgan, BNP Paribas, Credit Suisse, Goldman, Sachs & Co., Morgan Stanley, HSBC, RBS,
The Williams Capital Group, L.P.
Purchased from: JP Morgan

Securities Purchased:	Marathon Petroleum Corp. 5.125% due 3/1/2021
Purchase/Trade Date:	1/27/2011
Offering Price of Shares: $99.947
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $155,000
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Funds Total Assets: 0.09%
Brokers: Morgan Stanley, JPMorgan, RBS, Citi, Bof A Merrill Lynch,
BNP Paribas, Deutsche Bank Securities DnB NOR Markets,
Fifth Third Securities, Inc., Mitsubishi UFJ Securities,
PNC Capital Markets LLC, Scotia Capital, Societe Generale, SMBC Nikko, US Bancorp, BBVA Securities, Comercia Securities,
The Williams Capital Group, L.P.
Purchased from: JP Morgan